SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

            July 16, 2002
(Date of earliest event reported)

            Capital One Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-13300 (Commission File Number)	54-1719854 (IRS Employer Identification No.)

2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia	22042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 205-1000

Item 5.     Other Events.

Second Quarter Earnings Announcement

Capital One Financial Corporation (the “Company”) today announced its financial results for the second quarter of 2002. Please see the attached press release.

The Company also announced today an increase in its earnings guidance for 2002 to a 30% increase in earnings per share over 2001, up from the previous guidance of 20%. The Company now expects to report earnings per share of approximately $3.79 for the year ending December 31, 2002. Consistent with its historical financial performance since 1995, the Company expects to report earnings per share growth in 2003 of 20% or more. The Company expects to release specific guidance on its 2003 earnings in October 2002.

Regulatory Developments

During the course of a routine review of the Company’s two financial institution subsidiaries – Capital One Bank (the “Bank”) and Capital One, F.S.B. (the “Savings Bank”) – by bank regulatory authorities in connection with a pending application and the normal examination cycle, examiners identified certain supervisory issues. The Company has been engaged in discussions with the regulatory authorities concerning these issues and has taken and is taking actions to thoroughly address all the issues. As these discussions are nearing completion, the Federal Reserve Board and the Office of Thrift Supervision have told the Company that they intend to request the Company, the Bank and the Savings Bank to enter into an informal memorandum of understanding with respect to certain issues, including the matters described below under the headings “Capital”, “Allowance for Loan Losses”, “Finance Charge and Fee Reserve” and “Policies, Procedures, Systems and Controls”. A memorandum of understanding is characterized by regulatory authorities as an informal action, that is not published or publicly available and that is used when circumstances warrant a milder form of action than a formal supervisory action, such as a formal written agreement or order. The Company has implemented levels of capital, reserves and allowances that satisfy the expected memorandum of understanding. Accordingly, the Company’s earnings guidance and business outlook contained in this report take account of the expected understandings with the regulatory authorities.

Regulatory Background

In recent months, the four federal banking agencies (the “Agencies”) have issued and are applying examination guidance in several areas. This guidance generally increases the capital and allowance for loan loss requirements for consumer lenders, particularly for credit card lenders and institutions engaged in subprime lending.

On January 31, 2001, the Agencies issued “Expanded Guidance for Subprime Lending Programs” (the “Subprime Guidelines”). The Subprime Guidelines provide guidance to federal bank examiners regarding the adequacy of capital and allowance for loan losses held by insured depository institutions engaged in subprime lending. The Agencies have wide discretion as to how to apply the Subprime Guidelines. The Company’s business strategy, similar to other credit card lenders, is to provide credit card products and other consumer loans to a wide range of consumers. Since early 2001, the Bank and the Savings Bank have treated a portion of their loans as “subprime” under the Subprime Guidelines and have assessed their capital and allowance for loan losses accordingly. In connection with the ongoing supervision of the Bank and the Savings Bank, the federal bank regulators have recently requested the Company to adopt a revised application of the Subprime Guidelines, the result of which is to require more capital and allowance for loan losses to be held against subprime loans. The Company addressed the additional capital requirements with available resources. Under the revised application of the Subprime Guidelines, each of the Bank and the Savings Bank exceeds the requirements for a “well-capitalized” institution as of June 30, 2002.

In November 2001, the Agencies adopted an amendment to the regulatory capital standards regarding the treatment of certain recourse obligations, direct credit substitutes (i.e., guarantees on third-party assets), residual interests in asset securitizations and certain other securitized transactions. Effective January 1, 2002, this rule amends the Agencies’ regulatory capital standards to create greater differentiation in the capital treatment of residual interests. On May 17, 2002, the Agencies issued an advisory interpreting the application of this rule to a residual interest commonly referred to as an accrued interest receivable (the “AIR Advisory”). The effect of this AIR Advisory is to require all insured depository institutions, including the Bank and the Savings Bank, to hold significantly higher levels of regulatory capital against accrued interest receivables beginning December 31, 2002. The Company expects the Bank and the Savings Bank to meet this capital requirement and to remain well capitalized when the AIR Advisory becomes effective at year end.

The Agencies reportedly also are considering the adoption of additional examiner guidance to address certain account management, risk management and loss allowance practices for all credit card lending institutions. Based on the Company’s current understanding of this additional guidance, the Company believes that, if adopted, these guidelines will not materially affect the Company’s financial results.

Informal Memorandum of Understanding

With the background of these regulatory developments, the Company expects the informal memorandum of understanding to include:

Capital.    For purposes of the Subprime Guidelines, the Company will treat as “subprime” all loans in the Bank’s and the Savings Bank’s targeted subprime programs to customers either with a Fair, Isaac and Company (“FICO”) score of 660 or below or with no FICO score. The Bank and the Savings Bank will hold on average 200% of the total risk-based capital charge that would otherwise apply to such assets. This will result in higher levels of regulatory capital at the Bank and the Savings Bank. As of June 30, 2002, approximately $5.0 billion or 27.6% of the Bank’s, and $3.2 billion or 26.2% of the Savings Bank’s, on-balance sheet assets would be treated as subprime for purposes of the Subprime Guidelines. (Equifax Information Services LLC, one of the three national credit bureaus, has provided data to the Company concerning the FICO distributions of all credit card issuers in the United States, including that of the Company. Based on these data, at June 30, 2002, the percentage of credit card loans in the industry that are made in connection with customers with a FICO score of 660 or below is approximately 36.6%. Based on the Equifax data, the comparable percentage for the Company’s U.S. managed credit card portfolio is 39.8%. A chart representing the Company’s managed credit card loan portfolio in comparison to that of the industry in the United States is provided in an Exhibit to this report.)

At June 30, 2002, the Bank’s and the Savings Bank’s total risk-based capital ratios were 12.9% and 11.9%, respectively, after this application of the Subprime Guidelines. Both the Bank and the Savings Bank exceed the requirements of “well capitalized” institutions as of June 30, 2002.

Going forward, the Company expects to operate each of the Bank and the Savings Bank with at least 12% total risk-based capital, after giving effect to all applicable regulatory guidance with respect to capital (including the AIR Advisory). The Company also expects to maintain a consolidated tangible capital to tangible managed assets ratio of at least 6%. (As of June 30, 2002, the Company’s tangible capital to tangible managed assets ratio was 7.1%). The Company has historically prepared its long range business plans principally from a line-of-business perspective, which often cut across more than one legal entity. Going forward, the Company will enhance the business plans for each of its major legal entities, including the Bank and the Savings Bank. These long range business plans will address, among other things, the future capital needs of the Bank and the Savings Bank taking into account projections for growth, the mix of loans on their balance sheets, earnings, and alternative sources of capital. The business plans will provide for the capital levels described above. Based on its current plans for its managed loan growth and known capital requirements, the Company does not expect to need to raise additional equity capital through 2003. The business plans will also consider the Company’s legal entity structure (including the separate operations of the Bank and the Savings Bank), and the Company has in the interim withdrawn its application to merge the Bank and the Savings Bank.

Allowance for Loan Losses.    Under the Subprime Guidelines, the Bank and the Savings Bank will maintain an allowance for loan losses against subprime assets at an amount estimated to be sufficient to absorb 12 months of future losses. In the second quarter, the Company added $247 million to the allowance for loan losses of the Bank and the Savings Bank, collectively. As of June 30, 2002, each of the Bank and the Savings Bank satisfy fully the allowance requirements, after giving effect to the Subprime Guidelines. The Company will maintain its allowance in accordance with its new methodology for determining the adequacy of its allowance under the Subprime Guidelines.

Finance Charge and Fee Reserve.     Consistent with its practice since the fourth quarter of 1997, as a revenue recognition policy, the Company reduces reported revenue for that portion of finance charge and fees that it deems uncollectible. In addition, the Company reduces outstandings for such uncollectible amounts. The Company recognized revenue on this basis (and so built these “reserves”) in prior periods. During the second quarter of 2002, the Company enhanced its model for determining the uncollectible portion of finance charge and fees. The application of the new model did not have a material effect on the amount of revenue recognized by the Company during the quarter. As of June 30, 2002, the Company believes its finance charge and fee “reserve” fully satisfies applicable regulatory guidelines. The Company expects to maintain these “reserves” in future periods in accordance with its new model and applicable regulatory guidelines.

Policies, Procedures, Systems and Controls.     In light of the Company’s rapid historical growth rate and to support its planned growth, the Company will continue to enhance its enterprise risk management and internal control environment. As the Company has grown and its business model has become more complex, there is a need to invest in its infrastructure to enhance its technology, its management information systems, its internal audit function, the formal documentation of its policies and procedures, its project management and its contingency planning processes. In this regard, the Company will create a new senior executive management position responsible for enterprise risk management (other than credit risk) across the entire Company to ensure that the Company’s policies, procedures, systems and controls are appropriate to its future plans and growth. The Company has initiated a search for a qualified individual with the relevant experience in the financial services industry to lead this important initiative to ensure the Company achieves industry leading capability in this regard.

As part of the ongoing supervision of the Bank and the Savings Bank, the Company will periodically report to, and consult with, the regulators on all the matters addressed under the informal memorandum of understanding.

Business Outlook

The Company expects its overall business strategy to continue to produce strong financial results. The Company expects to continue to leverage its competitive strength to further diversify successfully across new products and geographies and deliver continued earnings growth. The Company believes it is a leader in the credit card industry and is well-positioned to continue to gain market share. The Company provides the following guidance regarding its future earnings, growth and credit loss expectations.

Earnings.     As discussed above, the Company announced today an increase in its earnings guidance for 2002 to a 30% increase in earnings per share over 2001, up from the previous guidance of 20%. The Company now expects to report earnings per share of approximately $3.79 for the year ending December 31, 2002. This increase in earnings target is due to the continuing success of the Company’s strategy, lower charge-offs than forecast, continued improvements in operating efficiency and lower marketing expense in the second half of the year.

Consistent with its historical financial performance since 1995, the Company expects to report earnings per share growth in 2003 of 20% or more. The Company expects to release specific guidance on its 2003 earnings in October 2002.

Loan and Account Growth.    The Company expects its managed loan portfolio in 2002 to increase by approximately 30%. In the first six months of 2002, the Company’s managed loan portfolio grew at an annual rate of 35%. The growth rate for the second half is expected to be 20-25%. The somewhat lower loan growth in the second half of 2002 will also be accompanied by somewhat lower marketing expenditures.

The Company also currently expects the growth rate of its managed loans in 2003 to approximate 20-25%. The Company expects to continue its strategy of diversifying upmarket and into other lending products and geographies. The Company expects to grow its higher-end credit card portfolio at a somewhat faster rate than its subprime portfolio. It also expects to grow automobile, installment and international loans at a somewhat faster rate than U.S. credit card loans.

Because of the larger balances per account associated with higher-end card loans as well as automobile and installment loans, the gradual mix shift toward these loans will lead to lower account growth than loan growth. Account growth is expected to be modest in the second half of 2002, and somewhat higher in 2003.

Charge-Offs.    Management continues to expect that charge-offs and delinquencies will rise in the third and fourth quarters of 2002 as the Company’s consumer loan portfolio continues to season and due to seasonally lower recovery rates. Managed net charge-offs are expected to reach low- to mid-5 percent levels in the fourth quarter. The Company expects to continue to report charge-off rates below the industry average through 2003. The Company’s earnings guidance takes into account the Company’s current expectations regarding charge-offs.

Cautionary Factors

This document and the attached press release contain forward-looking statements which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following:

•	continued intense competition from numerous providers of products and services which compete with the Company’s businesses;

•	an increase in credit losses (including increases due to a worsening of general economic conditions);

•
the ability of the Company to continue to securitize its credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to capitalize and fund its operations and future growth;

•	regulatory developments that may affect the Company’s businesses, including changes in the expected memorandum of understanding to be reached with regulatory authorities;

•
financial, legal, regulatory, accounting or other changes that may affect investment in, or the overall performance of, a product or business, including changes in existing law and regulation affecting the credit card and consumer loan industry, in particular (including any further federal bank examiner guidance affecting credit card and/or subprime lending) and the financial services industry, in general (including the ability of financial services companies to obtain, use and share consumer data);

•
with respect to financial and other products, changes in the Company’s aggregate accounts or consumer loan balances and the growth rate thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of accounts and loan balances;

•
the amount of, and rate of growth in, the Company’s expenses (including salaries and associate benefits and marketing expenses) as the Company’s business develops or changes or as it expands into new market areas;

•	the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses or to expand internationally;

•	the ability of the Company to recruit experienced personnel to assist in the management and operations of new products and services; and

•	other factors listed from time to time in the Company’s SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2001 (Part I, Item 1, Risk Factors).

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

99.1.     Press Release of the Company dated July 16, 2002.

99.2.     U.S. Credit Card Loan Distribution By FICO Score (Capital One vs. Industry).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION
By: /s/ Richard D. Fairbank

Richard D. Fairbank
Chief Executive Officer
Dated: July 16, 2002

EXHIBIT INDEX

99.1     Press Release of the Company dated July 16, 2002

99.2     U.S. Credit Card Loan Distribution By FICO Score (Capital One vs. Industry)